                                                                     EXHIBIT 21

                         SUBSIDIARIES OF THE COMPANY
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

                                                                      State or Other
                                                                      Jurisdiction of
                                          Percentage                  Incorporation or
Name of Subsidiary                          Owned                       Organization
------------------                          -----                       ------------

High Worth Holdings Ltd.            100%                           British Virgin Islands

CBR Finance (B.V.I.) Ltd.           100%                           British Virgin Islands

Zhaoqing Blue Ribbon                 60% (effective interest)      People's Republic of
  High Worth Brewery, Ltd.                                         China
  (Sino-foreign joint venture)

Zhaoqing Brewery                     60% (effective interest)      People's Republic of
                                                                   China

Zhaoqing Blue Ribbon                 24% (effective interest)      People's Republic of
  Brewery Noble, Ltd.                                              China
  (Sino-foreign joint venture)

Zhaoqing Blue Ribbon                 42% (effective interest)      People's Republic of
  Beer Marketing Company                                           China
  Limited

Zao Yang Blue Ribbon                 33% (effective interest)      People's Republic of
High Worth Brewery                                                 China
Limited


Sichuan Blue Ribbon                  31% (effective interest)      People's Republic of
High Worth E Mei Limited                                           China